UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

New Source Energy Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230 Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 272-3028

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 5, 2014, New Source Energy Partners L.P. (“NSLP” or the “Partnership”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the January 31, 2014 completion by the Partnership of the acquisition of working interests in 23 producing wells and related undeveloped leasehold rights in the Southern Dome Field in Oklahoma County, Oklahoma from CEU Paradigm, LLC (the “CEU Acquisition”).

Following the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 with audited financial statements, the Partnership determined that the CEU Acquisition is not significant, and thus the Partnership is not required to file any financial statements relating to the acquisition as previously reported by Item 9.01 of the Original 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired and (b) Pro Forma Financial Information.

As a result of the Partnership’s determination that the CEU Acquisition is not significant, the Partnership is not required to file any financial statements relating to the acquisition as previously reported by Item 9.01 of the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC,
its general partner

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

Date: April 18, 2014